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Board of Directors or Trustees of:


Prudential Adjustable Rate       Prudential High Yield Fund
Securities Fund*                 Prudential IncomeVertible Fund*
Prudential Allocation Fund (2    Prudential Intermediate Global
Portfolios)                      Income Fund
The BlackRock Government Income  Prudential Jennison Fund
Trust                            Prudential MoneyMart Assets
Global Utility Fund              Prudential Mortgage Income Fund
Nicholas-Applegate Fund          Prudential Multi-Sector Fund
Prudential California Municipal  Prudential Municipal Bond Fund
Fund (2 Portfolios)              (3 Portfolios)
Prudential Distressed            Prudential Municipal Series
Securities Fund                  Fund (10 current
Prudential Diversified Bond          Portfolios and 3 merged
Fund                             Portfolios*)
Prudential Equity Fund           Prudential National Municipals
Prudential Equity Income Fund    Fund
Prudential Global Genesis Fund   Prudential Pacific Growth Fund
Prudential Global Limited        Prudential Small Companies Fund
Maturity Fund                    Prudential Structured Maturity
Prudential Global Natural        Fund
Resources Fund                   Prudential U.S. Government
The Global Government Plus Fund  Fund*
The Global Total Return Fund     Prudential Utility Fund
Prudential Government Income     Prudential World Fund
Fund
Prudential Government
 Securities Trust - Money
 Market Series

* As of June 30, 1996, the Fund/Portfolio was no longer in operation. The Fund/Portfolio merged into another Fund within the Prudential Mutual Fund Family.

We have examined the accompanying description of the Prudential Multiple Class Pricing Worksheet (the "Worksheet") application of State Street Bank and Trust Company ("State Street"), custodian and recordkeeper for the Prudential Mutual Funds (the "Funds"). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of State Street's policies and procedures that may be relevant to a Fund's internal control structure relating to the Worksheet, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of June 30, 1996. The control objectives were specified by Prudential Mutual Fund Management, Inc. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the aforementioned application presents fairly, in all material respects, the relevant aspects of State Street's policies and procedures that had been placed in operation as of June 30, 1996. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures, listed in Section I, to obtain evidence about their effectiveness in meeting the control objectives, described in Section I during the period from July 1, 1995 to June 30, 1996. The nature, timing, extent, and results of the tests are listed in Section II. In our opinion the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section I were achieved during the period from July 1, 1995 to June 30, 1996. However, the scope of our engagement did not include tests to determine whether control objectives not listed in Section I were achieved; accordingly we express no opinion on the achievement of control objectives not included in Section I.

The relative effectiveness and significance of specific policies and procedures at State Street, and their effect on assessments of control risk on the Funds are dependent on their interaction with the policies, procedures, and other factors present at individual Funds. We have performed no procedures to evaluate the effectiveness of policies and procedures at individual Funds in connection with this report.

The description of policies and procedures at State Street is as of June 30, 1996, and information about tests of the operating effectiveness of specified policies and procedures covers the period from July 1, 1995 to June 30, 1996. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures at State Street is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the management and Boards of Directors/Trustees of the Funds, the independent auditors of the Funds and the Securities and Exchange Commission.





August 23, 1996





                                    SECTION I

                   Policies and Procedures Placed in Operation
                   Prudential Multiple Class Pricing Worksheet


The Prudential Mutual Funds (the "Funds") have adopted a multiple class pricing system. The multiple class pricing system consists of four classes of shares (Class A, Class B, Class C and Class Z). Class A shares are subject to an initial sales charge, Class B and Class C shares are subject to a contingent deferred sales charge and Class Z shares have no sales charge (Class Z shares which were first offered on March 1, 1996, are offered exclusively for sale to the PSI Pension Plan). Each of the classes of shares represent interests in the same portfolio of investments of the respective Fund and are identical in all respects, except that each class is subject to different distribution expenses and has exclusive voting rights with respect to the Rule 12b-1 distribution plan pursuant to which such distribution expenses are paid.

In order to allocate income and expenses among the classes of shares, State Street Bank and Trust Company (the Funds' custodian and recordkeeper) utilizes the Prudential Multiple Class Pricing Worksheet (the "Worksheet") (see Exhibit
I). The Worksheet is a manual supplementary application that extracts relevant data from the Funds' primary accounting system, allocates income and expenses among the classes of shares and computes the daily net asset value and, if applicable, the dividend/distribution for each class of shares. Internal accounting controls that are relevant to the Fund can be divided into two components - controls related to the mutual fund accounting system resident at State Street Bank and Trust Company (the "primary accounting system") and controls related to the Worksheet.

The specific control objectives and policies and procedures relating to the Worksheet are described on pages 4 and 5. A description of the tests of the policies and procedures designed to obtain evidence about the operating effectiveness of those policies and procedures in achieving the specific control objectives is included in Section II.

                 Control Objectives and Policies and Procedures
                   Prudential Multiple Class Pricing Worksheet


The Worksheet is a supplementary manual application to the Funds' primary accounting system. Certain data is extracted from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and, if applicable, dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

The following represents the internal accounting control objectives and policies and procedures for the allocation of income and expenses and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares utilizing the Worksheet. It does not cover the internal accounting control policies and procedures surrounding the processing of information into the Funds' primary accounting system.

                                          CONTROL POLICIES
       CONTROL OBJECTIVES                  AND PROCEDURES

A. Capital share activity as         1. Daily, the transfer agent
reported by the Fund's transfer      forwards reports of capital
agent is recorded for each class     share activity for each class
in an accurate and timely manner     which includes a summary of
by the Fund.                         subscriptions, redemptions,
                                     exchanges and other
                                     information (the
                                     "Supersheet").  The opening
                                     day's balance for shares
                                     outstanding and current day
                                     activity is recorded on the
                                     Worksheet.

                                  2. Estimated interim share
                                     activity for the current day
                                     not recorded in the Supersheet
                                     is received via telefax from
                                     the transfer agent and is
                                     recorded for each class on the
                                     Worksheet.

                                  3. A report of outstanding shares
                                     eligible for dividends is
                                     received from the transfer
                                     agent and is recorded for each
                                     class on the Worksheet.

B. Net Asset Value ("NAV") and, if   1. The prior days ending NAV per
applicable, the                      share (b) for each class is
dividend/distribution for each       agreed to the prior day's
class are accurately computed on     Worksheet.
a daily basis.
                                  2. The daily net capital stock
                                     activity for each class for
                                     the current day is agreed to
                                     the Supersheet as described
                                     in Control Procedures A.1.,
                                     2. and 3., above.

                                     3. Percentage Assets by Class
                                     and Percentage Dividend
                                     Assets by Class are
                                     calculated for each class
                                     based upon information from
                                     the prior day Worksheet, the
                                     Supersheet and the telefax
                                     from the transfer agent.


                                          CONTROL POLICIES
       CONTROL OBJECTIVES                  AND PROCEDURES

                                     4. Allocate investment income
                                     among classes based on the
                                     appropriate asset allocation
                                     percentage for each class.

                                     5. Agree composite income
                                     accounts, management fees,
                                     other expenses, realized
                                     gains and losses, and
                                     unrealized
                                     appreciation/depreciation to
                                     the primary accounting system
                                     of the Fund.

                                  6. Allocate expenses among
                                     classes as follows:

                                        a. Expenses directly
                                         attributable to each class
                                         (12b-1 distribution
                                         expenses) are calculated
                                         and recorded to that
                                         class.

                                     b. Expenses attributable to
                                         both classes are allocated
                                         in accordance with the
                                         appropriate asset
                                         allocation percentage for
                                         each class.

                                     7. Allocate realized and unrealized
                                  gains and losses among the
                                  classes in accordance with the
                                  appropriate asset allocation
                                  percentage of each class.

                                  8. Record
                                     dividends/distributions to
                                     shareholders of each class in
                                     the primary accounting
                                     system.

                                  9. Aggregate the net assets for
                                     each class and agree to the
                                     total net assets per the
                                     primary accounting system.

                                  10.For each class, reconcile the
                                     current day's NAV and, if
                                     applicable, the
                                     dividend/distribution to the
                                     previous day's NAV and
                                     dividend/ distribution for
                                     each class.

                                  11.The above procedures are
                                     reviewed by the Fund
                                     supervisor or manager.


                                   SECTION II

                        Tests of Operating Effectiveness
                   Prudential Multiple Class Pricing Worksheet
                          July 1, 1995 to June 30, 1996


We reviewed the methodology and procedures for calculating the daily net asset value and, if applicable, the dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares.

The following are the detailed procedures which we performed with respect to the Worksheet. These procedures were performed for selected days encompassing all Funds subject to multiple class pricing during the year ended June 30, 1996, which we believe is a representative sample, to test compliance with the control policies and procedures as described in Section I.

Prudential Mutual Fund Management, Inc. is the manager of the Funds and has represented to us that adequate facilities are in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares. Based on our review of the description of the policies and procedures of the Worksheet, as described in
Section I, and performance of tests of operating effectiveness as described in
Section II, we concur with such representation.

   Agreed "Prior Day NAV Per Share" to the previous day's Worksheet.

   Agreed "Shares Outstanding Beginning of the Day" to the previous day's Worksheet and to the transfer agency records for each class.

   Recalculated "Activity/Estimate" by adding the estimated interim share activity reported via fax from the transfer agent and the current day's "Capital Stock Activity" reported on the Supersheet for each class.

   Recalculated "Current Shares Outstanding" by adding "Shares Outstanding Beginning of the Day" and "Activity/Estimate" for each class.

   Recalculated for each class "Adjusted Total Assets" by multiplying "Prior Day NAV Per Share" by "Current Shares Outstanding".

   Recalculated "Percentage Assets-Class A/Front End" by dividing "Adjusted Total Assets-Class A/Front End" by "Adjusted Total Assets Composite".

   Recalculated "Percentage Assets-Class B(C)/Back End" by dividing "Adjusted Total Assets-Class B(C)/Back End" by "Adjusted Total Assets Composite".

   Recalculated "Percentage Assets-Class Z/No Fee" where applicable, by dividing "Adjusted Total Assets-Class Z/No Fee" by "Adjusted Total Assets Composite".

   Agreed "Dividend Shares" to the transfer agency records for each class.

   Recalculated "Current Dividend Shares" by adding "Dividend Shares Beginning of Day" and "Activity/Estimate" for each class.

   Recalculated for each class "Adjusted Dividend Assets" by multiplying "Prior Day NAV Per Share" by "Current Dividend Shares".

   Recalculated "Percentage Dividend Assets-Class A/Front End" by dividing "Adjusted Dividend Assets-Class A/Front End" by "Adjusted Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-Class B(C)/Back End" by dividing "Adjusted Dividend Assets-Class B(C)/Back End" by "Adjusted Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-Class Z/No Fee" where applicable, by dividing "Adjusted Dividend Assets-Class Z" by "Adjusted Dividend Assets Composite".

   Agreed composite total of each component of income to the primary accounting system.

   Recalculated the allocation for each class of each component of income for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End", "Percentage Dividend Assets-Class B(C)/Back End" and where applicable, "percentage Dividend Assets-Class Z/No Fee", and for non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" and where applicable, "Percentage Assets-Class Z/No Fee".

   Recalculated "Daily Income," composite and for each class, by totaling each component of income.

   Agreed composite total "Management Fee" and "Other Fixed Expenses" to the primary accounting system.

   Recalculated the allocation for each class of "Management Fee" and "Other Fixed Expenses" for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End", "Percentage Dividend Assets-Class B(C)/Back End" and where applicable, "percentage Dividend Assets-Class Z/No Fee", and non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" " and where applicable, "Percentage Assets-Class Z/No Fee"

   Agreed the "12b-1 Fee-Class A/Front End" and "12b-1 Fee-Class B(C)/Back End" to the respective "PC Expense Worksheet".

   Recalculated "Daily Expense," composite and for each class, by totaling "Management Fee," "12b-1 Fee" and "Other Fixed Expenses".

   Recalculated "Daily Net Income" for each class by subtracting "Daily Expense" from "Daily Income".

   Recalculated "Dividend Rate" for each class for daily dividend funds by dividing "Daily Net Income" by "Dividend Shares Beginning of Day-Class A/Front End", "Dividend Shares Beginning of Day-Class B(C)/Back End" and where applicable, "Dividend Shares Beginning of Day-Class Z/No Fee".

   Agreed "Daily Income" and "Income Distribution" for each class to the primary accounting system.

   Agreed the "Capital Gain Distribution" to the amount recorded in the primary accounting system.

   Agreed composite total "Realized Gain/Loss" and "Unrealized
   Appreciation/Depreciation" to the primary accounting system.

   Recalculated the allocation for each class of "Realized Gain/Loss" and "Unrealized Appreciation/Depreciation" by multiplying the composite amount by the "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" and where applicable, "Percentage Assets-Class Z/No Fee".

   Agreed "Prior Days Net Assets" to the previous day's Worksheet.

   Recalculated "Net Assets", composite and for each class, by totaling "Daily Net Income", "Income nDistributed", "Capital Stock Activity", "Capital Gain Distribution", "Realized Gain/Loss", "Unrealized Appreciation/Depreciation", and "Prior Days Net Assets".

   Recalculated "NAV Per Share" dividing the "Net Assets-Class A/Front End", "Net Assets - Class B(C)/Back End" and where applicable, "Net Assets-Class Z/No Fee" by "Current Shares Outstanding - Class A/Front End", "Current Shares Outstanding - Class B(C)/Back End" and where applicable, "Current Shares Outstanding-Class Z/No Fee", respectively.

   Recalculated "Offering Price" for Class A shares by applying the "Load" percentage as stated in the fund's prospectus.